As filed with the Securities and Exchange Commission on October 28, 2015

Registration No. 333-33769

Registration No. 333-56022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-33769

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-56022

UNDER

THE SECURITIES ACT OF 1933

Cyberonics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	76-0236465
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

100 Cyberonics Blvd.

Houston, TX 77058

(281) 228-7200

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David S. Wise

Senior Vice President

Cyberonics, Inc.

100 Cyberonics Blvd.

Houston, TX 77058

(281) 228-7200

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not Applicable

This post-effective amendment deregisters those securities that remain unsold and not subject to outstanding convertible securities hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

These post-effective amendments (collectively, the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-3 (each, a “Registration Statement” and, collectively, the “Registration Statements”) filed by Cyberonics, Inc., a Delaware corporation (“Cyberonics”), with the United States Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-3 (No. 333-33769), filed with the SEC on August 15, 1997, as amended by Amendment No. 1 filed on August 21, 1997, which registered the offering of an aggregate of 3,450,000 shares of common stock, $0.01 par value (the “Shares”).

•	Registration Statement on Form S-3 (No. 333-56022), filed with the SEC on February 21, 2001, which registered the offering of an aggregate of 2,518,000 Shares.

On October 19, 2015, pursuant to the Transaction Agreement, dated as of March 23, 2015 (the “Transaction Agreement”), by and among Cyberonics, Sorin S.p.A. (“Sorin”), LivaNova PLC (“LivaNova”) and Cypher Merger Sub, Inc. (“Merger Sub”), (a) Sorin merged with and into LivaNova, with LivaNova continuing as the surviving company (the “Sorin Merger”) and (b) following the consummation of the Sorin Merger, Merger Sub merged with and into Cyberonics, with Cyberonics continuing as the surviving company and as a wholly owned subsidiary of LivaNova (the “Cyberonics Merger” and, together with the Sorin Merger, the “Mergers”).

In connection with the Mergers, Cyberonics is terminating all offerings of its securities pursuant to the Registration Statements. In accordance with the undertakings made by Cyberonics in the Registration Statements, Cyberonics hereby removes from registration the securities registered under the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Cyberonics, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and State of Texas on October 28, 2015.

CYBERONICS, INC.

By:	/s/ David S. Wise
Name: David S. Wise
Title: Senior Vice President

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.